Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-160595 on Form N-1A of our reports dated February 16, 2023, relating to the financial statements and financial highlights of Schwab 1-5 Year Corporate Bond ETF, Schwab 5-10 Year Corporate Bond ETF, Schwab U.S. Aggregate Bond ETF, Schwab U.S. TIPS ETF, Schwab Short-Term U.S. Treasury ETF, Schwab Intermediate-Term U.S. Treasury ETF, Schwab Long-Term U.S. Treasury ETF, and Schwab Municipal Bond ETF, each a series of Schwab Strategic Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year or period ended December 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 24, 2023